EXHIBIT 23

CONSENT OF ACCOUNTANTS

            We consent to the incorporation by reference in the Registration Statement (File No. 333-53600) of MutualFirst Financial, Inc's 2000 Recognition and Retention Plan and 2000 Stock Option and Incentive Plan on Form S-8 of our report, dated February 8, 2001, on the consolidated financial statements incorporated by reference in MutualFirst's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                                                                                  /s/ Olive LLP

Indianapolis, Indiana
March 27, 2001